EXHIBIT 16.1

August 11, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Ciprico, Inc.
File No. 0-11336

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Ciprico, Inc. dated August 11, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/Grant Thornton LLP